Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES THIRD QUARTER 2024 RESULTS

Houston, November 6, 2024 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands, today announced financial results for the third quarter ended September 30, 2024.

THIRD QUARTER PERFORMANCE HIGHLIGHTS

●	Strong customer demand supported by ratable long-term contractual agreements and improved plant utilization
●	22% increase in LNG sales volumes on a year-over-year basis
●	Delivered positive net income, an improvement of $1.2 million on a year-over-year basis
●	Adjusted EBITDA of $2.6 million, an increase of $2.0 million on a year-over-year basis
●	$2.6 million of cash flow from operations, an increase of 73% on a year-over-year basis
●	$15.6 million of cash and availability under credit agreements as of September 30, 2024

MANAGEMENT COMMENTARY

“We continued to advance our multi-year business transformation strategy during the third quarter, culminating in significant year-over-year growth in revenue and profitability, together with increased balance sheet optionality to support further value creation,” said Westy Ballard, President and Chief Executive Officer. “Over the last two years, we have successfully reweighted our revenue mix to include more, longer-term customer contracts in emerging growth markets. As we continue to grow our pipeline of contractual revenue, we see significant opportunity to drive increased operating leverage and cash flow.”

Ballard continued, “Moving forward, we intend to further invest in our LNG fueling solutions platform as we enter this next, exciting phase of demand growth across our diverse portfolio of developing markets where last-mile services remain the most cost-effective, reliable and environmentally sound choice for our customers.”

STRATEGIC AND OPERATIONAL UPDATE

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Optimized revenue mix driving improved operating leverage. 68% of our third quarter revenues were derived from contracted customer agreements, compared to 43% in the third quarter of 2023. The improved business mix drove improved Adjusted EBITDA margins and consistent profitability.

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Strong competitive position within emerging, high-growth markets. Since the third quarter of last year, Stabilis’ revenue mix in high-growth marine and aerospace end markets increased from 11% of total revenue to 40% in the third quarter of 2024. The Company is uniquely positioned as the incumbent small-scale LNG supplier in these markets where LNG fuel demand continues to develop.

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Pursuing expansion of Texas Gulf Coast marine bunkering operations. We have invested in design, engineering and feasibility assessments, and purchased the major components of the first LNG train, with a production capacity of 100,000 gallon per day, to be situated on the waterfront on the Gulf Coast, ahead of commitments from potential customers.

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Developing capabilities for key growth opportunities in commercial and industrial markets. The Company has identified a substantial opportunity for the deployment of LNG to address the need for power generation for critical “must-run” applications in emergency response for large data centers, and as fuel for high-performance rocket engines in the aerospace industry. The Company is focused on empowering commercial end users by offering end-to-end capabilities ranging from fuel source procurement and strategy development, around-the-clock LNG production, storage and delivery, and ancillary back-end services for fuel source monitoring.

THIRD QUARTER CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Wednesday November 7, 2024, at 9:00 am ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-274-8461
International Live:	203-518-9814
Conference ID:	SLNGQ324

To listen to a replay of the teleconference, which will be available through November 14, 2024:

Domestic Live:	888-562-2849
International Live:	402-220-7359

ABOUT STABILIS SOLUTIONS

Stabilis Solutions, Inc. is a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Revenues:
Revenues	$17,627	$18,598	$15,316	$55,995	$55,065
Operating expenses:
Cost of revenues	12,638	13,550	12,056	39,702	42,911
Change in unrealized (gain) loss on natural gas derivatives	13	(82)	(267)	(321)	(322)
Selling, general and administrative expenses	3,035	3,331	3,002	9,822	9,424
Gain from disposal of fixed assets	(102)	(72)	(1,002)	(301)	(1,002)
Depreciation expense	1,776	1,768	2,003	5,344	6,006
Total operating expenses	17,360	18,495	15,792	54,246	57,017
Income (loss) from operations before equity income	267	103	(476)	1,749	(1,952)
Net equity income from foreign joint venture operations	516	295	284	1,008	1,314
Income (loss) from operations	783	398	(192)	2,757	(638)
Other income (expense):
Interest income (expense), net	81	28	60	105	(237)
Interest (expense), net - related parties	—	—	(15)	—	(71)
Other income (expense), net	10	26	(3)	15	(127)
Total other income (expense)	91	54	42	120	(435)
Net income (loss) before income tax (benefit) expense	874	452	(150)	2,877	(1,073)
Income tax (benefit) expense	(123)	425	57	384	224
Net income (loss)	$997	$27	$(207)	$2,493	$(1,297)

Net income (loss) per common share:
Basic and diluted per common share	$0.05	$—	$(0.01)	$0.13	$(0.07)

EBITDA	$2,569	$2,192	$1,808	$8,116	$5,241
Adjusted EBITDA	$2,582	$2,110	$539	$7,795	$3,917

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$12,393	$5,374
Accounts receivable, net	5,766	7,752
Inventories, net	218	169
Prepaid expenses and other current assets	2,072	1,677
Total current assets	20,449	14,972
Property, plant and equipment:
Cost	116,137	110,646
Less accumulated depreciation	(63,727)	(61,167)
Property, plant and equipment, net	52,410	49,479
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,557	12,009
Right-of-use assets and other noncurrent assets	620	525
Total assets	$89,350	$81,299
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,260	$5,707
Accrued liabilities	3,916	4,166
Current portion of long-term notes payable	2,150	1,682
Current portion of finance and operating lease obligations	204	164
Total current liabilities	16,530	11,719
Long-term notes payable, net of current portion and debt issuance costs	7,111	7,747
Long-term portion of finance and operating lease obligations	354	21
Total liabilities	23,995	19,487
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,585,014 and 18,573,391 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	103,132	102,057
Accumulated other comprehensive loss	(43)	(18)
Accumulated deficit	(37,753)	(40,246)
Total stockholders’ equity	65,355	61,812
Total liabilities and stockholders’ equity	$89,350	$81,299

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$997	$27	$(207)	$2,493	$(1,297)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation	1,776	1,768	2,003	5,344	6,006
Stock-based compensation expense	293	408	513	1,084	1,695
Bad debt expense	20	(100)	—	88	—
Gain from disposal of assets	(102)	(72)	(1,002)	(301)	(1,002)
Income from equity investment in joint venture	(575)	(340)	(332)	(1,162)	(1,466)
Cash settlements from natural gas derivatives, net	—	(359)	—	(359)	—
Realized and unrealized losses on natural gas derivatives, net	93	30	49	123	540
Distributions from equity investment in joint venture	—	1,716	—	1,716	813
Changes in operating assets and liabilities:
Accounts receivable	109	(228)	(1,372)	1,845	5,636
Prepaid expenses and other current assets	177	445	121	857	948
Accounts payable and accrued liabilities	(22)	1,679	1,752	(155)	(6,633)
Other	(211)	64	(47)	(51)	140
Net cash provided by operating activities	2,555	5,038	1,478	11,522	5,380
Cash flows from investing activities:
Acquisition of fixed assets	(1,312)	(1,376)	(3,771)	(3,561)	(8,982)
Proceeds from sale of assets	102	72	—	381	—
Net cash used in investing activities	(1,210)	(1,304)	(3,771)	(3,180)	(8,982)
Cash flows from financing activities:
Payments on short- and long-term notes payable	(405)	(529)	(129)	(1,280)	(860)
Payments on notes payable from related parties	—	—	(613)	—	(1,813)
Payment of debt issuance costs	—	—	—	—	(108)
Employee tax payments from restricted stock withholdings	—	—	(162)	(9)	(162)
Net cash used in financing activities	(405)	(529)	(904)	(1,289)	(2,943)
Effect of exchange rate changes on cash	(30)	(8)	(10)	(34)	8
Net increase (decrease) in cash and cash equivalents	910	3,197	(3,207)	7,019	(6,537)
Cash and cash equivalents, beginning of period	11,483	8,286	8,121	5,374	11,451
Cash and cash equivalents, end of period	$12,393	$11,483	$4,914	$12,393	$4,914

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income (loss) as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net income (loss)	$997	$27	$(207)	$2,493	$(1,297)
Depreciation	1,776	1,768	2,003	5,344	6,006
Interest expense (income), net	(81)	(28)	(45)	(105)	308
Income tax expense	(123)	425	57	384	224
EBITDA	2,569	2,192	1,808	8,116	5,241
Special items*	13	(82)	(1,269)	(321)	(1,324)
Adjusted EBITDA	$2,582	$2,110	$539	$7,795	$3,917

*

Special items for all periods presented consist of adjustments related to unrealized (gain)/loss on natural gas derivatives. The three and nine months ended September 30, 2023 also include a subtraction of $1.0 million for gain on disposition of fixed assets.

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